EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian C. Faith, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of QuickLogic Corporation on Form 10-K for the fiscal year ended January 3, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Brian C. Faith
Date:	March 23, 2021
Name:	Brian C. Faith
Title:	President and Chief Executive Officer

I, Anthony Contos, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of QuickLogic Corporation on Form 10-K for the fiscal year ended January 3, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Anthony Contos
Date:	March 23, 2021
Name:	Anthony Contos
Title:	Interim Chief Accounting Officer and Principal Financial Officer